Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

Evergreen Fundamental Large Cap Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	2,907,686	 0.11	25,883,700	25.79
Class B	262,634	 0.03	7,865,888  	24.10
Class C	108,882	0.03	3,591,839	24.11
Class I	1,638,722	 0.15	10,745,589	26.22

Evergreen Equity Income Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	5,694,406	0.32		18,099,803     23.63
Class B	578,460	0.23		2,441,753       23.41
Class C	291,776	0.23		1,290,868       23.37
Class I	9,460,833	0.36		27,571,960     23.63
Class R	1,162		0.30		3,999              23.67

Evergreen Special Values Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	3,751,859          0.10                    37,370,042     	27.71
Class B	0                            0                     6,970,609 	26.72
Class C	0                            0                     5,485,782    26.78
Class I	7,251,818           0.18                   41,488,088     	27.89
Class R	12,022                0.04                   279,147        	27.52

Evergreen Large Cap Value Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	399,200          	0.06	        	4,137,626       	11.83
Class B	88,698	          	0.01	        	1,760,323	11.80
Class C	37,154            	0.01                   750,376         	11.82
Class I	30,345          	0.07	          	326,474	11.83

Evergreen Small Cap Value Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	0		0		3,645,787	24.44
Class B	0		0		427,321	24,18
Class C	0		0		392,186	24.19
Class I	0		0		12,372,516	25.25

       Evergreen Disciplined Value Fund
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	161,237	0.19		890,253	18.11
Class B	41,049		0.12		356,139            	18.02
Class C	17,591		0.12		140,956             17.99
Class I	8,134,216	0.21		35,026,264        18.07

Evergreen Disciplined Small-Mid Value Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	337		0.12		2,867		11.92
Class I	92,917		0.13		768,469	11.94

Evergreen Intrinsic Values Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	31,856              0.03                   1,951,716           11.14
Class B	2,980                0.01                   470,334           	11.14
Class C	3,846                0.01                   541,141           	11.14
Class I	19,810              0.03                   3,653,938          	11.15
??

??

??

??